UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2007

UNIVERSAL TECHNICAL INSTITUTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31923	86-0226984

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20410 North 19th Avenue, Suite 200, Phoenix, Arizona	85027

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (623) 445-9500

None

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Stockholder Approval of Amended 2003 Incentive Compensation Plan

On February 28, 2007, the stockholders of Universal Technical Institute, Inc. (the “Company”) approved a proposal to amend the Universal Technical Institute, Inc. 2003 Incentive Compensation Plan (the “Plan”) at the Company’s 2007 Annual Meeting of Stockholders.  The Plan, which was formerly known as the 2003 Stock Incentive Plan and was originally approved by the Company’s stockholders in 2003, permits a variety of equity programs designed to provide flexibility in implementing equity and cash awards.  The Plan provides for incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, stock units, performance shares, performance units, performance-based awards and cash bonuses.

Under the proposal presented to the stockholders for approval, the Plan was amended to, among other things: permit the grant of stock units and performance units; revise the business criteria used for awards qualifying as performance-based compensation under Section 162(m) of the Internal Revenue Code; and permit the grant of cash bonuses under the Plan that would qualify as performance-based compensation under Section 162(m).  The Plan was also amended to require that all options and stock appreciation rights have an exercise price per share equal to the fair market value of the common stock on the date of grant.  Finally, the proposal approved by the stockholders allows the payment of a cash performance bonus to the Company’s Chief Executive Officer, Kimberly J. McWaters to qualify as performance-based compensation under the Plan.

The amended Plan, which was filed as Appendix B to the Company’s definitive proxy materials filed with the Securities and Exchange Commission on Schedule 14A on January 22, 2007, and the description of the amended Plan included therein in Appendix A and under the caption “PROPOSAL 2: APPROVAL OF THE 2003 INCENTIVE COMPENSATION PLAN, AS AMENDED, FOR PURPOSES OF SECTION 162(m) OF THE CODE” are incorporated by reference herein.

Restricted Stock and Option Awards

On February 28, 2007, the Compensation Committee of the Company’s Board of Directors awarded shares of restricted stock to certain employees of the Company, including the chief executive officer, the chief financial officer and the other named executive officers, under the Plan.  The restricted stock vests as follows: 50% shall vest on the second anniversary of the grant date, an additional 25% shall vest on the third anniversary of the grant date, and the remaining 25% shall vest on the fourth anniversary of the grant date.  The following table sets forth the shares of restricted stock awarded to the Company’s chief executive officer, chief financial officer and the other named executive officers:

Name	Number of Shares of Restricted Stock Granted

Kimberly J. McWaters	15,600
John C. White	12,500
Jennifer L. Haslip	4,800
Roger L. Speer	4,800
David K. Miller	4,800

The Compensation Committee has also awarded grants of options to purchase common stock of the Company to certain employees of the Company, including the chief executive officer, the chief financial officer and the other named executive officers, under the Plan.  The stock options vest in four equal annual installments, with the first vesting occurring on the first anniversary of the grant date.  The following table sets forth the number of stock options awarded to the Company’s chief executive officer, chief financial officer and the other named executive officers:

Name	Number of Shares Subject to Option Grant

Kimberly J. McWaters	9,300
John C. White	7,400
Jennifer L. Haslip	2,800
Roger L. Speer	2,800
David K. Miller	2,800

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL TECHNICAL INSTITUTE, INC.

Dated: March 6, 2007	By:	/s/ Chad A. Freed

	Name:	Chad A. Freed
	Title:	Senior Vice President and General Counsel